UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2006 (July 5, 2006)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective July 5, 2006, Affinion Group, Inc., a Delaware corporation (the “Company”), and its parent company, Affinion Group Holdings, Inc., a Delaware corporation (“Holdings”), entered into a Separation Agreement (the “Separation Agreement”) with Maureen E. O’Connell, the Company’s Executive Vice President and Chief Financial Officer. The following summary of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Pursuant to the Separation Agreement, Ms. O’Connell’s employment with the Company will continue until September 30, 2006.

The Separation Agreement generally terminates the employment agreement dated as of December 1, 2005 (the “Employment Agreement”) between the Company and Ms. O’Connell and sets forth the terms of Ms. O’Connell’s remaining employment with the Company, including her duties, compensation and other benefits. Among other things, Ms. O’Connell will receive a severance payment of $360,000, less applicable withholding taxes, which will be payable in two equal installments on October 2, 2006 and April 2, 2007. Further, under the terms of the Separation Agreement Ms. O’Connell’s 25,000 shares of Holdings’ common stock will be repurchased for $250,000. Ms. O’Connell will continue to be subject to, among other things, the covenants not to compete and not to solicit employees for two years following the termination of her employment.

Item 1.02. Termination of Material Definitive Agreement.

As described in Item 1.01 above, effective as of July 5, 2006, the Separation Agreement terminates the Employment Agreement. See Item 1.01 above for a brief description of the material terms of the Separation Agreement, see Item 5.02 below for a brief description of the material circumstances surrounding the entry into the Separation Agreement and see the Separation Agreement attached hereto as Exhibit 10.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) As described in Item 1.01 above, the Company and Ms. O’Connell have entered into a Separation Agreement, effective as of July 5, 2006.

The Company today announced that Maureen O’Connell, Executive Vice President and Chief Financial Officer, will leave the company in order to devote more time to her family and personal interests. Ms. O’Connell has agreed to remain in her position as Chief Financial Officer until the end of September to allow for a smooth transition, while the Company searches for her successor.

Nat Lipman, President and Chief Executive Officer commented, “Maureen has made significant and valuable contributions to the Company and its future success. During her tenure, Maureen helped us to complete our first year-end audit as an independent company and has been instrumental in our S-4 registration process. Furthermore, by refinancing our bridge loan with senior subordinated notes, she leaves the Company with a stronger balance sheet.

On behalf of the Company and the Board of Directors, I would like to thank Maureen for her leadership and we wish her the best in her future endeavors.”

Item 7.01. Regulation FD Disclosure.

The Company also announced today that it is confirming its guidance for the remainder of 2006. As previously announced, the Company expects 2006 full year Adjusted EBITDA to be slightly up versus the $257.2 million of Adjusted EBITDA for full year 2005.

For the definition of Adjusted EBITDA and the reconciliation of 2005 Adjusted EBITDA to the comparable U.S. GAAP measure, see the Company’s Registration Statement on Form S-4 (File No. 333-133895).

        This report may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this report, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, market place consolidation among financial institution affinity partners, industry trends, the effects of a decline in travel on our travel fulfillment business, termination or expiration of one or more agreements with our affinity partners or a reduction of the marketing of our services by one or more of our affinity partners, the outcome of numerous legal actions, our substantial leverage, costs of developing our own stand-alone systems and transitioning to an independent company, restrictions contained in our debt agreements and our inability to compete effectively and other risks identified and discussed under the caption “Risk Factors” in the Company’s Registration Statement on Form S-4 (File No. 333-133895) and in the other documents the Company files with the Securities and Exchange Commission from time to time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement dated as of July 5, 2006 between Affinion Group, Inc., Affinion Group Holdings, Inc. and Maureen O’Connell.

[SIGNATURE PAGE TO FOLLOW]

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Dated: July 11, 2006	By:	/s/ Todd H. Siegel
	Name:	Todd H. Siegel
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
10.1	Separation Agreement dated as of July 5, 2006 between Affinion Group, Inc., Affinion Group Holdings, Inc. and Maureen O’Connell